UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously disclosed in a Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 29, 2010, on November 11, 2010 we determined to dismiss the accounting firm of KPMG LLP, the independent registered public accounting firm engaged to audit our financial statements for the fiscal year ended December 31, 2010, and to seek the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2011. As anticipated, KPMG LLP continued to serve as the independent registered public accounting firm engaged to audit our financial statements for the fiscal year ended December 31, 2010.

Effective March 14, 2011 our audit committee determined to engage PricewaterhouseCoopers LLP to audit our financial statements for the fiscal year ending December 31, 2011.

During the fiscal years ended December 31, 2010 and 2009 and through the effective engagement date of March 14, 2011, we did not consult with PricewaterhouseCoopers LLP on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2011

TTM TECHNOLOGIES, INC.

By:  /s/ Steven W. Richards
Steven W. Richards
Executive Vice President and
Chief Financial Officer